THE PAYDEN & RYGEL INVESTMENT GROUP

AMENDMENT NO. 62 TO

MASTER TRUST AGREEMENT

This Amendment No. 62 to the Master Trust Agreement of The Payden & Rygel Investment Group, dated January 22, 1992, as amended (the “Agreement”), is made as of September 21, 2021.

WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated nineteen sub-trusts known as the Payden Cash Reserves Money Market Fund, Payden Limited Maturity Fund, Payden Low Duration Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Core Bond Fund, Payden Strategic Income Fund, Payden Absolute Return Bond Fund, Payden Corporate Bond Fund, Payden High Income Fund, Payden Floating Rate Fund, Payden California Municipal Income Fund, Payden Global Low Duration Fund, Payden Global Fixed Income Fund, Payden Emerging Markets Bond Fund, Payden Emerging Markets Local Bond Fund, Payden Emerging Markets Corporate Bond Fund, Payden Equity Income Fund and Payden/Kravitz Cash Balance Plan Fund; and

WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law; and

WHEREAS, the Trustees hereby desire to establish and designate an additional sub-trust, to be known as the Payden Securitized Income Fund, and to fix the rights, preferences and obligations of the shares of such additional sub-trust and desire to amend the Master Trust Agreement to reflect the establishment of such Sub-Fund;

NOW THEREFORE:

1. Effective as of the date set forth above, the first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

“Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty Sub-trusts and classes thereof: Payden Cash Reserves Money Market Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “Class D” shares, respectively; Payden Limited Maturity Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “SI Class” shares; Payden Low Duration Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden U.S. Government Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden GNMA Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden Core Bond Fund, which shall consist of three classes of shares designated as “Investor Class” shares, “Adviser Class” shares and “SI Class” Shares, respectively; Payden Strategic Income Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “SI Class” shares, respectively; Payden Securitized Income Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “SI Class” shares, respectively; Payden Absolute Return Bond Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “SI Class” shares, respectively; Payden Corporate Bond Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden High Income Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden Floating Rate Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “SI Class” shares, respectively; Payden California Municipal Income Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden Global Low Duration Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden Global Fixed Income Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “SI Class” shares; Payden Emerging Markets Bond Fund, which shall consist of three classes of shares designated as “Investor Class” shares, “Adviser Class” shares and “SI Class” shares, respectively; Payden Emerging Markets Local Bond Fund, which shall consist of one class of shares designated as “Investor Class” shares; Payden Emerging Markets Corporate Bond Fund, which shall consist of two classes of shares designated as “Investor Class” shares and “SI Class” shares, respectively; Payden Equity Income Fund, which shall consist of three classes of shares designated as “Investor Class” shares, “Adviser Class” shares and SI Class shares, respectively; and Payden/Kravitz Cash Balance Plan Fund, which shall consist of four classes of shares designated as “SI Class” shares, “Institutional Class” shares, “Adviser Class” shares and “Retirement Class” shares, respectively. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences in addition and subject to those rights, preferences and obligations authorized by resolutions of the Trustees and set forth in registration statements of the Trust on Form N-1A filed with the Securities and Exchange Commission:”

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

Stephanie Bell-Rose	Jordan H. Lopez
W. D. Hilton, Jr	Thomas V. McKernan
Rosemarie T. Nassif	Andrew J. Policano
Dennis C. Poulsen	Michael E. Salvay
Stender E. Sweeney